UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
(Amendment No. 1 to the Form 8-A filed on May 4, 2009)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
R. G. BARRY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	31-4362899

(State of incorporation or organization)	(I.R.S Employer Identification No.)

13405 Yarmouth Road, N.W. Pickerington, Ohio	43147

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered

Series II Junior Participating	The NASDAQ Stock Market LLC
Class A Preferred Shares,
Par Value $1.00 per share
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:☐
Securities Act registration statement file number to which this Form relates: Not Applicable
Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE
R. G. Barry Corporation (the “Company”) hereby amends and supplements its registration statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2009 (the “Registration Statement”) as follows:
Item 1. Description of Registrant’s Securities to be Registered
Item 1 of the Registration Statement is hereby amended by incorporating by reference into this registration statement on Form 8-A/A the content of Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2011. The content under Item 1.01 of the Current Report on Form 8-K describes an amendment to the Rights Agreement, dated as of May 1, 2009, which removes The Bank of New York Mellon Corporation as rights agent and appoints Broadridge Corporate Issuer Solutions, Inc. as the successor rights agent. A copy of such amendment is attached hereto as Exhibit 4.2 and is hereby incorporated by reference herein.
Item 2. Exhibits

Exhibit No.	Description	Location

3.1
Articles of Incorporation of Company (reflecting all amendments filed with the Ohio Secretary of State) [for purposes of SEC reporting compliance only — not filed in this form with the Ohio Secretary of State]
Incorporated herein by reference to Exhibit 3.2 to Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2010 (File No. 001-08769)

3.2	Code of Regulations of Company	Incorporated herein by reference to Exhibit 3.2 to Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2004 (File No. 001-08769)

4.1
Rights Agreement dated as of May 1, 2009, between Company and The Bank of New York Mellon Corporation, as Rights Agent, including the Form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares
Incorporated herein by reference to Exhibit 4.1 to Company’s Current Report on Form 8-K dated May 1, 2009 and filed May 4, 2009 (File No. 001-08769)

4.2
First Amendment to the Rights Agreement, dated as of August 15, 2011, among Company, The Bank of New York Mellon Corporation, as the former rights agent, and Broadridge Corporate Issuer Solutions, Inc., as the successor rights agent, relating to the Rights Agreement, dated May 1, 2009
Incorporated herein by reference to Exhibit 4.1 to Company’s Current Report on Form 8-K dated August 15, 2011 and filed August 19, 2011 (File No. 001-08769)

SIGNATURE
Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

R. G. BARRY CORPORATION
	By:	/s/ José G. Ibarra
Date: August 19, 2011		José G. Ibarra
Senior Vice President — Finance, Chief Financial Officer

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